Exhibit 99.2

                         Form 3 Joint Filer Information

Name:  Steven R. Becker

Address:  c/o Southern Wine & Spirits
          1600 N.W. 163rd Street
          Miami, FL 33169

Designated Filer:  Estate of Isidore A. Becker

Issuer & Ticker Symbol:  Spatialight, Inc. (Nasdaq: HDTV)

Date of Event
Requiring Statement:  12/11/2001


Signature:  /s/ Steven R. Becker